Exhibit 10.50

Date:  May 30, 2012

NOTE

(Revolving with Multiple Pricing Options)

For Value Received, on the Loan Maturity Date, Borrower, as defined below, as principal, jointly and severally, promises to pay to Lender, as defined below, or order, at its office in Spokane, Washington, or such other place as the holder of this Note (this “Note”) may designate in writing, the principal balance of Twenty Million and no/100’s Dollars ($20,000,000.00) (the “Total Commitment Amount”), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter.  For all intents and purposes, all Loan Segments are treated as one obligation under this Note and the other Loan Documents.

1.           Definitions.  For purposes of this Note, the following definitions apply.  Capitalized terms not otherwise defined herein shall have the meanings given in the Master Loan Agreement.

“Applicable Margin” means the per annum percentage set forth below, which corresponds to the Borrower’s Pricing Level as of the most recent Calculation Date.

Pricing Level	Consolidated Interest Coverage Ratio	Applicable Margin for Base Rate	Applicable Margin for Fixed Rate Options	Unused Commitment Fee
I	> 3.00:1.00	1.75%	1.75%	0.15%
II	> 2.00:1.00	2.25%	2.25%	0.25%
III	< 2.00:1.00	2.75%	2.75%	0.35%

The pricing level shall be determined and adjusted on the date ten (10) Business Days after the date Borrower provides Lender the Compliance Certificate, as required herein, for Borrower’s most recent Calculation Date (each, an “Adjustment Date”); provided however, that the initial pricing level shall be Pricing Level I and shall remain at such pricing level until the first Adjustment Date occurring after the first Calculation Date following the Closing Date.  On such Adjustment Date and on each Adjustment Date thereafter, the pricing level shall be determined by the Consolidated Interest Coverage Ratio as of the most recent Calculation Date.  If Borrower fails to timely provide Lender the Compliance Certificate for such most recent Calculation Date, the pricing level commencing the day after the due date thereof shall be the highest pricing level, which shall remain in effect until subsequently adjusted ten (10) Business Days after the delivery of the required Compliance Certificate.  Any adjustment in the pricing level shall be applicable to all existing Loan Segments.  Provided, however, in the Event of Default, Lender shall have the right at any time to change to the highest pricing level and the applicable interest rate shall also be subject to default interest, as provided in Section 6.03 hereof.  In calculating the pricing level, Lender will use the Consolidated Interest Coverage Ratio, notwithstanding any grace period provided for in the Loan Documents.

Note (CIF/Note No. 56548-811)

“Base Rate” shall have the meaning given in Paragraph 3.01 hereof.

“Base Rate Loan Segment” means the principal portion of the Loan plus accrued interest priced using the Base Rate.

“Beneficiary” means the party designated as the recipient of a Letter of Credit issued by Lender under this Loan.

“Borrower” means Pope Resources, A Delaware Limited Partnership, a Delaware limited partnership.

“Calculation Date” means the first three Fiscal Quarter-Ends and the Fiscal Year-End of Borrower.

“Closing Date” means the date the Loan Documents for the Loan are fully executed and the conditions precedent to Loan closing have been met to Lender’s satisfaction or waived by Lender in writing.

“Commitment Period” means the period from the date of this Note to the Loan Maturity Date.

“Consolidated Interest Coverage Ratio” means, as of any date of determination for the prior four (4) Fiscal Quarters ending on such date, the ratio of (a) Consolidated EBITDDA minus Consolidated Capital Expenditures to (b) Consolidated Interest Expense.

“Default Interest Rate” shall have the meaning given in Paragraph 6.03 hereof.

“Disbursement Date” means any Business Day when Loan principal is advanced under this Note to or on the account of Borrower.

“Fixed Rate Loan Segment” means each principal portion of the Loan, plus interest accrued thereon, with all the following attributes that distinguish such Fixed Rate Loan Segment from other Fixed Rate Loan Segments:  a different Fixed Rate Maturity Date and or a different date to which a given Fixed Rate Option was assigned to the Fixed Rate Loan Segment, except as otherwise provided herein.

“Fixed Rate Maturity Date” shall have the meaning given in Paragraph 3.02 hereof; provided however, if a Fixed Rate Maturity Date falls on a date that is not a Business Day, then the Fixed Rate Maturity Date shall be deemed to be the preceding Business Day, unless such business day falls in a another calendar month, in which case the Fixed Rate Maturity Date shall be deemed to be the succeeding Business Day.

Note (CIF/Note No. 56548-811)

“Fixed Rate Option” means any of the Fixed Rate Options defined in Paragraph 3.02 hereof.

“Lender” means Northwest Farm Credit Services, PCA.

“Letter of Credit” means a letter of credit issued by Lender to a Beneficiary at the request of Borrower.

“LIBOR” means the rate per annum at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of the relevant interest period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (the “Index”), as set forth by the Bloomberg Information Service or any successor thereto which has been designated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates (the “LIBOR Index Source”) for a period equal to such interest period.

“Loan” or “Loan No. 56548-811” means all principal amounts advanced by Lender to Borrower or on the account of Borrower or otherwise under this Note and the other Loan Documents, and all fees or charges incurred as provided for in this Note and the other Loan Documents, plus all interest accrued thereon.

“Loan Documents” means, in addition to the definition provided in the Master Loan Agreement, this Note and all other documents executed in connection with the Loan, including without limitation the Mortgages, each dated June 10, 2010, recorded in Jefferson, Kitsap, Mason, Lewis and Skamania Counties, Washington, and all renewals, extensions, amendments, modifications, substitutions and replacements thereof.

“Loan Maturity Date” shall be August 1, 2015.

“Loan Purpose” means (a) to provide financing for Borrower’s operating and capital needs (including distributions to Borrower’s unitholders in the ordinary course of business and repurchases of partnership units from Borrower’s unitholders as may be approved by Borrower’s Board of Directors), and (b) to pay Loan fees and all Lender’s reasonable transaction costs.

“Loan Segment” means the Base Rate Loan Segment, an LOC Loan Segment or a Fixed Rate Loan Segment.

“LOC Loan Segment” means the total principal commitment of all Letters of Credit issued by Lender under this Note.

“Master Loan Agreement” means that certain First Amended and Restated Master Loan Agreement, dated June 10, 2010, by and between the parties hereto, which governs the overall lending relationship and contains terms, provisions, warranties and covenants that apply to this Note and all Loans made thereunder, as amended from time to time.

“Notice” shall have the meaning given in Paragraph 2.05 hereof.

Note (CIF/Note No. 56548-811)

“Pricing Date” means the date a given Loan Segment begins to accrue interest under a given Rate Option or a day when there is a change in the Base Rate.

“Rate Option” means the Base Rate or one of the Fixed Rate Options.

“Unused Commitment Fee” shall have the meaning given in Section 2.06 hereof.

2.           Advances, Fees, Expenses and Notice.

2.01      Advances.  So long as there is no Event of Default or Incipient Default, Lender will advance Loan proceeds to or on account of Borrower during the Commitment Period on a Disbursement Date for an approved Loan purpose, provided that, after giving effect to any requested advance, the aggregate principal amount of such loans made hereunder will not exceed the Total Commitment Amount.  The advances constitute a revolving line of credit.  During the Commitment Period, Borrower may borrow, repay and re-borrow Loan principal on the terms and conditions contained herein.

2.02      Letters of Credit.  Lender will made Letters of Credit available to Borrower as one means of advancing Loan proceeds.  Borrower may only request Letters of Credit prior to the Loan Maturity Date within the Total Commitment Amount for an approved Loan purpose and so long as there is no Event of Default or Incipient Default under the Loan Documents.  Letters of Credit are subject to the terms and conditions of this Note and the other Loan Documents, including, but not limited to, the following terms and conditions:

             a.           Purpose.  Lender and Borrower agree that the sole purpose for the advance of any Loan proceeds under a Letter of Credit shall be by Lender to pay directly to the Beneficiary designated therein, upon its written demand, pursuant to the terms of that certain Letter of Credit, issued by Lender for the account of Borrower.

             b.           Termination.  Lender's duty to advance loan proceeds to the Beneficiary shall terminate on July 31, 2015, or the earlier termination of the Letter of Credit.  The aggregate amount that Lender shall be required to advance shall be limited to the commitment amount of such Letter of Credit.

             c.           Payment.  In the event any amount is advanced under a Letter of Credit, Borrower shall repay interest and principal associated with such advance pursuant to the terms of this Note.

             d.           Letter of Credit Fee.  Borrower shall pay Lender a fee of one and one half percent (1.5%) of the Letter of Credit commitment amount, at inception and annually during the term of such Letter of Credit, for each Letter of Credit issued.

             e.           Indemnification.  Borrower shall defend, indemnify and hold Lender harmless for any and all claims, damages, liabilities, costs or expenses whatsoever by Borrower, or any other party (“liabilities”) which Lender may incur or suffer by reason of or in conjunction with Lender's performance under a Letter of Credit except only if and to the extent that any such liability shall be caused by the willful misconduct or gross negligence of Lender in performing its obligations under such Letter of Credit.  Provided however, Lender may rely on the documents presented to Lender by the Beneficiary in accordance with the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant thereto proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect.  Borrower shall reimburse Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is due to Lender's gross negligence or willful misconduct.  The indemnities contained herein shall survive the expiration of any Letter of Credit.

Note (CIF/Note No. 56548-811)

             f.            LOC Loan Segment.  Any LOC Loan Segment shall be treated as fully disbursed for purposes of determining the amount that Borrower may borrow under the Loan.

2.03      Loan Fee.  Borrower shall pay Loan fees as set forth in a separate Loan Fee Letter.

2.04      Fees and Expenses.  Borrower shall pay Lender on demand, all fees and expenses, including attorney fees, related to closing the Note and incurred in any loan servicing action or to protect or enforce any of Lender's rights in bankruptcy, appellate proceedings or otherwise, under this Note or the other Loan Documents.  All sums advanced by Lender to protect its interests hereunder or under the other Loan Documents and all Prepayment and Breakage Fees shall be payable on demand and shall accrue interest under the interest rate in effect for the Base Rate Loan Segment on such date and shall be treated as an advance under the Base Rate Loan Segment.

 2.05     Notice of Prepayment and Pricing.

             a.           Prepayment of Principal.  Borrower shall provide Lender with Notice of the amount of any prepayment of a Fixed Rate Loan Segment no later than 10:00 a.m. Spokane time three Business Days prior to the Business Day the prepayment will be made.

             b.           Pricing.  Borrower shall provide Lender irrevocable Notice of pricing of a Loan Segment by 10:00 a.m. Spokane time three Business Days prior to the Pricing Date.

             c.           Form of Notice.  Borrower may provide Lender any Notice required under this Note by use of the Notice in form substantially as set forth in Exhibit A hereto or other documentation as may be prescribed by Lender.  Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time.  If Notice is by telephone, Lender will confirm to Borrower the elected prepayment or pricing in writing.  All such Notices are deemed irrevocable when given and are subject to Breakage Fees.

2.06      Unused Commitment Fee.  Borrower shall pay Lender an Unused Commitment Fee to be calculated as follows: the annual percentage indicated in the pricing grid in the definition of Applicable Margin multiplied by the difference between the daily Loan balance and the Total Commitment Amount calculated quarterly in arrears on the basis of the actual number of days elapsed for a 360 day year until the Loan Maturity Date.  The Unused Commitment Fee shall be due on the first day following each Fiscal Quarter-End and shall be payable by the tenth day following each Fiscal Quarter-End.

Note (CIF/Note No. 56548-811)

3.           Interest Rate and Pricing Elections.

3.01      Base Rate: LIBOR Variable Base.  The Base Rate is the LIBOR Variable Base.  The “LIBOR Variable Base” for any day during a given month means the one-month LIBOR rate, as made available by the LIBOR Index Source, rounded up to the nearest .05 percent, plus the Applicable Margin.  The LIBOR Variable Base shall be effective on the first day of the month and remain constant for such month.

3.02      1-, 3-, or 6- Month LIBOR Fixed Rate Options.  A Fixed Rate Loan Segment may be priced at a fixed rate equal to the 1-, 3-, or 6- Month LIBOR as made available by the LIBOR Index Source plus the Applicable Margin.  With the LIBOR Fixed Rate Option: (i) rates may be fixed for an “Interest Period” as defined herein of 1-, 3-, or 6- months; and (ii) rates take effect on the Pricing Date.  For purposes hereof, the “Interest Period” shall mean a period commencing on the Pricing Date and ending on the numerically corresponding day of the month that is 1, 3, or 6 months thereafter (the “Fixed Rate Maturity Date”).

3.03      Pricing Elections.  Upon irrevocable Notice to Lender in accordance with Paragraph 2.05 above, as to principal (i) in the  amount of an advance, (ii)  in the Base Rate Loan Segment, or (iii) in a Fixed Rate Loan Segment on a Fixed Rate Maturity Date, Borrower may elect to designate all or any part of an advance or the unpaid principal balance of such Loan Segment on such Pricing Date to bear interest at any Rate Option described herein; provided however, that (1) there is no Event of Default or Incipient Default, (2) Borrower shall price Loan principal in Fixed Rate Loan Segments in initial minimum principal amounts of $1,000,000.00, (3) no Fixed Rate Option may be selected which would have for its Fixed Rate Maturity Date a date later than the Loan Maturity Date, and (4) there are no more than five Loan Segments at any one time.  If Borrower does not provide Lender irrevocable Notice of election of a Rate Option on a Fixed Rate Maturity Date for a Fixed Rate Loan Segment, the unpaid principal balance of such Loan Segment will be priced at the Base Rate effective on such Pricing Date.

3.04      Single Base Rate Loan Segment.  If on a Pricing Date, any Loan Segment is priced under the Base Rate resulting in more than one Loan Segment priced under the Base Rate, all Loan principal priced under the Base Rate will be treated as a single Base Rate Loan Segment by combining the principal balances of such Loan Segments on such Pricing Date.

3.05      Interest Rates.  The interest rates described herein are per annum rates.  Interest rates using the LIBOR Index Source are calculated on the basis of the actual number of days elapsed for a 360 day year.  Interest rates using any other Index are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.

Note (CIF/Note No. 56548-811)

3.06      Index and Index Source.  The Index used herein does not necessarily represent the lowest rates charged by Lender on its loans.  If any Index or Index Source provided for herein cannot be ascertained during the Note term, Lender will choose a new Index or Index Source which it determines, in its sole discretion, is comparable to be effective upon notification thereof to Borrower.

3.07      Additional Pricing Options.  In the event Borrower should desire to price a Loan Segment using an Index, Pricing Date and margin other than as provided for herein, Borrower may request Lender to quote a rate and lock-in fee for an identified principal amount and desired pricing option.  Lender will provide Borrower such a quote if available under Lender’s then existing policies and procedures, and shall provide Borrower the option to elect such a rate upon payment of the lock-in fee, which rate shall be effective on the Pricing Date for the Loan Segment, upon terms and conditions and within timeframes as Lender may prescribe at the time of the quote.

3.08      Changes in Circumstances.  In the event that, on any date on which an interest rate for pricing this Note is to be determined, Lender determines that the applicable interest rate does not adequately reflect the cost to Lender of making or maintaining its loans, Lender shall promptly give notice of such facts to Borrower.  Within ten days thereof, Borrower shall make an appointment to meet with Lender to determine a new adjustment factor for pricing of this Note.

4.           Payment.

4.01      Payment of Loan Segments.  Borrower shall make monthly interest only payments, which payments shall consist of interest that accrued during such period on the unpaid principal balance of each Loan Segment.  Interest only payments shall be due on the tenth day of the following month.

4.02      Payment in Full on Loan Maturity Date.  The unpaid principal balance, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents shall be paid in full on the Loan Maturity Date.

4.03      Manner of Payments.  Upon Lender’s written request, payments shall be electronically submitted no later than 10:00 a.m. Spokane time on the date specified for payment.  If any payment date is not a Business Day, then payment shall be due on the next succeeding Business Day. All sums payable to Lender hereunder shall be paid directly to Lender in immediately available funds in U.S. dollars.  Lender shall send to Borrower periodic statements of all amounts due hereunder at applicable interest rates, which statements shall be considered correct and conclusively binding on Borrower in all respects and for all purposes unless Borrower notifies Lender in writing of any objections within 15 days of receipt of any such statement.

4.04      Application of Payments.  Lender may apply any payment received from or on behalf of Borrower to principal, interest, or any part of the indebtedness, including any fees and expenses due under this Note or any other Loan Document, as Lender, in its sole discretion, may choose.  Subject to the preceding sentence, Borrower may at any time pay any amount of principal in advance of its maturity subject to the Prepayment Fee described herein.

Note (CIF/Note No. 56548-811)

4.05      Payment from FPF Account.  Upon Borrower’s request, Lender will apply funds, if any, held in the FPF Account with respect to the Loan to the unpaid balance, if any, of the Loan.  Each payment from the FPF Account will be applied to Loan Segments as provided for above.  The FPF Account is governed by the terms of the Loan Documents.  In the Event of Default or Incipient Default, Lender shall have the right to apply payments made by or for the account of Borrower, including without limitation, from the FPF Account, to any Loan Segment as Lender may determine, in its sole discretion, at any time.

4.06      Timber Cutting Payments.  Lender will calculate a Timber Cutting Payment annually, at the Fiscal Year-End.  The Timber Cutting Payment will be due and payable 15 days after it is billed.  After the pro-rata allocation of the Timber Cutting Payment between Loans is made pursuant to the Master Loan Agreement and so long as there is no Event of Default or Incipient Default, Borrower may elect the Loan Segment(s) against which the Timber Cutting Payment will be applied.  A Timber Cutting Payment shall not excuse Borrower from making any other required payments.  Timber Cutting Payments will be subject to the Prepayment Fee provisions hereof.

5.           Prepayment and Breakage Fees.  The Note is subject to the Prepayment and Breakage Fees as set forth in Section 9 and Exhibit C of the Master Loan Agreement.

6.           Default.

6.01      Events of Default.  Time is of the essence in the performance of this Note.  The occurrence of any one or more of the Events of Default in Section 8.01 of the Master Loan Agreement shall constitute an “Event of Default” under this Note.

6.02      Acceleration.  In the event of any uncured Event of Default beyond any applicable cure periods provided for in the Loan Documents, at Lender's option, without notice or demand, the unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon and all other amounts due shall immediately become due and payable and bear interest thereafter at the per annum rate in effect at the time of acceleration.

6.03      Default Interest Rate.  The Default Interest Rate applicable to a delinquent payment for a Loan Segment shall remain at the rate in effect on such Loan Segment at the time such payment was due.

6.04      Notice and Opportunity to Cure.  Any notice and opportunity to cure shall be administered in accordance with Section 8.02 of the Master Loan Agreement.

7.           Loan Terms, Provisions and Covenants.  This Note is subject to the terms, provisions and covenants of the Master Loan Agreement and the other Loan Documents.

Note (CIF/Note No. 56548-811)

8.           Miscellaneous.

8.01      Authorization.  Borrower authorizes the Responsible Officer, or any other individual(s) as Borrower may authorize in writing, to request advances of principal under this Note, to execute Drafts, to confirm interest rates and lock-in fees, and to provide Lender notice of pricing, repricing or prepayment as required under this Note.

8.02      Funds Management Services. Lender may provide funds management services to Borrower.  Upon request, Lender shall provide Borrower a quote for identified funds management services.  Borrower shall comply with all funds management service agreements during the term of this Note.  All fees incurred shall be considered a request for an advance under the Loan.  The funds management services and fees may be adjusted upon reasonable notice by Lender.

8.03      Governing Law.  The substantive laws of the State of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties, except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

8.04      General Provisions.  Borrower agrees to this Note as of the date above written.  Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in enforcing payment of this Note.  This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises which are merged into such writings.  Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted, renewed or renegotiated.  Lender may at any time, without notice, release all or any part of the security for this Note, including any real estate and or personal property covered by the Loan Documents; grant extensions, deferments, renewals or reamortizations of any part of the indebtedness evidenced by this Note over any period of time; and release from personal liability any one or more of the parties who are or may become liable for the indebtedness evidenced by this Note without affecting the personal liability of any other party.  Lender may exercise any and all rights and remedies available at law, in equity and provided herein and in the other Loan Documents.  Any delay or omission by Lender in exercising a right or remedy shall not waive that or any other right or remedy.  No waiver of default by Lender shall operate as a waiver of the same or any other default on a future occasion.  Lender shall not be obligated to renew the Note or any part thereof or to make additional or future loans to Borrower.  Borrower agrees to take any action requested by Lender to perfect or continue the lien and priority of the Loan Documents, including but not limited to, any action requested by any governmental agency.  All Exhibits hereto are incorporated herein and made a part of this Note.  This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument.  Borrower shall comply with the capitalization requirements of ACA, as stated in the Membership Agreement.

8.05      No Personal Liability of General Partners.  In any action brought to enforce the obligation of Borrower to pay Borrower’s Obligations, any judgment or decree shall not be subject to execution on, nor be a lien on, the assets of the General Partners of Borrower, other than their interests in the Collateral.  The foregoing shall in no way otherwise affect the personal liability of Borrower.

Note (CIF/Note No. 56548-811)

8.06      WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT.  THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
David L. Nunes, President and CEO

Pay to the Order of CoBank, ACB.

Note (CIF/Note No. 56548-811)

EXHIBIT A
NOTICE/CONFIRMATION

To: Technical Accounting Services Northwest Farm Credit Services, PCA 1700 South Assembly Street Spokane, WA 99224-2121	P. O. Box 2515 Spokane, WA 99220-2515	Fax: 509-340-5508 Tel.: 1-800-216-4535

NOTICE
This Notice is provided pursuant to the Note dated May 30, 2012, as extended, renewed, amended or restated.

☐  PRICING.  If checked, Borrower elects to price or reprice principal in a Loan Segment as follows:
☐	New Advance
☐	Base Rate Loan Segment
☐	Fixed Rate Loan Segment Currently Priced Under Fixed Rate Option
Principal Amount
To New Fixed Rate Option
To be Effective (Date)

☐  PREPAYMENT OF PRINCIPAL.  If checked, Borrower elects to prepay principal as follows:
☐	Base Rate Loan Segment
☐	Fixed Rate Loan Segment Priced
Under Option
Principal Amount
To be Effective (Date)

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

Date:	By:
Authorized Agent
CONFIRMATION
Lender confirms that the above actions were taken or modified as provided for below:

NORTHWEST FARM CREDIT SERVICES, PCA

Date:	By:
Authorized Agent

Note (CIF/Note No. 56548-811)